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                             EXHIBIT 9

                        CONSENT OF KPMG LLP



The Board of Directors
Security Equity Life Insurance Company


We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectuses for Security Equity Life Insurance Company Separate Account 13. Our report on Security Equity Life Insurance Company's financial statements refers to a change in accounting for the capitalization of acquisition costs in 1998.



                                      KPMG LLP

St. Louis, Missouri

April 30, 1999




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